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                                                                  Exhibit 10.1


Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [*]. The confidential portions have been filed separately with the Securities and Exchange Commission.


                                  AMENDMENT #5

                                       TO

                                 ZIPLINK - WEBTV

                           NETWORK SERVICES AGREEMENT

This Amendment is entered into as of September 1, 2000 ("EFFECTIVE DATE") by and between ZIPLINK, INC., located at 900 Chelmsford Street, Lowell, Massachusetts 01851 and WEBTV NETWORKS, INC. (a wholly owned subsidiary of Microsoft Corporation) located at 1065 La Avenida, Mountain View, CA 94043.

This Amendment amends the Network Services Agreement dated October 23, 1996 between ZipLink and WebTV Networks, Inc. ("WNI"), as amended by Amendment #1 dated May 13, 1997, Amendment #2 dated February 28, 1998, Amendment #3 dated March 9, 1999 and Amendment #4 dated October, 1999 (collectively, the "Agreement"). Capitalized terms not defined herein, shall have the meaning assigned to them in the Agreement. Effective immediately the Agreement is amended as follows:

1. PROJECT MANAGEMENT. Section 1.7, PROJECT MANAGEMENT, of the Agreement is hereby amended by adding to the end of Section 1.7, the following:

     Each party shall provide the other party with reasonable prior written notice of any changes to the project manager or other changes to the personnel responsible for management of the relationship with such other party.

2. NETWORK AVAILABILITY. Section 2.3, NETWORK AVAILABILITY, of the Agreement is hereby amended by deleting Section 2.3 in its entirety and replacing it with the following:

     WNI shall maintain and provide to ZipLink on a monthly basis accurate records (by individual point of presence "POP") as to each telephone call by WNI customers whose call is routed to ZipLink's network for internet access via dialup service. If the Connection Success Ratio (defined below) across the entire network is less than 85% for any given month, then WNI shall be entitled to immediately terminate this Agreement upon written notice to ZipLink and ramp-down usage at a rate per month of no more than thirty-three percent (33%) of the number of users at the start of the ramp-down period for the three (3) months following the notice. The Connection Success Ratio shall be expressed as a percentage and shall be equal to the ratio of Successful Connections (defined below) to Total Connections (defined below). A Successful Connection is any call of a WNI customer to a ZipLink dialup POP which successfully connects to ZipLink's facilities for internet access (e.g., no busy signal was received). A Routed Connection is any call of a WNI customer which is initially routed to a ZipLink dialup POP for internet access but which must be rerouted to another internet service provider because a Successful Connection was not made. Total Connections shall be equal to the sum of Successful Connections and Routed Connections.


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3. INDEMNIFICATION. Section 3, INDEMNIFICATION, of the Agreement is hereby amended by deleting Section 3 in its entirety and replacing it with the following:

     WNI agrees to have all of its customers enter into an end user agreement (the "End User Agreement") in substantially the form provided to ZipLink, the Receipt and adequacy of which ZipLink acknowledges. In addition to its rights under Section 5.1.2, ZipLink may deny or refuse connection or access to any ZipLink dialup POP to any WNI customer who violates the End User Agreement or who commences an action, proceedings or a claim against ZipLink related to the services provided to such customer by ZipLink under this Agreement. WNI shall defend, indemnify and hold harmless ZipLink against any claims, costs or expenses (including reasonable attorney's fees) arising out of, relating to or resulting from (a) any breach of this Agreement by WNI, or (b) any use by WNI of ZipLink's services in violation of this Agreement. ZipLink shall defend, indemnify, and hold harmless WNI against any claims, costs or expenses (including reasonable attorneys' fees) arising out of, relating to or resulting from any breach of this Agreement by ZipLink, or (b) any unjustified refusal by ZipLink to provide services to a WNI customer except in the two situations outlined above or in the case of capacity shortage. Notwithstanding the foregoing, neither party shall be obligated to provide indemnification unless the indemnified party gives the indemnifying party prompt written notice of the claim and give the indemnifying party the sole right to control and direct all investigation, preparation, defense and settlement of any claims.

3. TRAFFIC FORECAST, USAGE PATTERNS. Section 7, COMMITMENTS, of the Agreement is hereby amended by deleting Section 7 in its entirety and replacing it with the following:

     TRAFFIC FORECAST, USAGE PATTERNS.

     WNI shall provide to ZipLink, at least once every six months, a six (6) month non-binding estimated forecast of access service usage based on the expected number of customer connections, and the POPs to which they are expected to connect. WNI shall maintain its usage pattern so that network traffic does not fall below one-sixth of the previous month usage, provided that this shall not include those customers that need to be removed by WNI due to insufficient capacity in a particular ZipLink POP. If WNI reasonably expects that the ZipLink Network usage will fluctuate and be higher or lower by more than one-sixth of the given forecast, WNI will give ZipLink notice as soon as reasonably possible (but not less than fifteen days prior to such expectation), with identification of the POPs expected to be affected. ZipLink will evaluate such notice, and if capacity is available for higher usage, will approve such increased ZipLink Network usage, but in any case will respond to the notice at least 5 days in advance of the commencement of such usage. ZipLink shall retain the right to limit WNI traffic to the forecasted amounts in order to maintain appropriate network

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

     capacity management; provided, however, that if ZipLink can not increase its network capacity to meet increased usage by WNI sustained for more than 2 successive months, then WNI shall have the right to terminate this Agreement immediately and ramp-down usage at a monthly rate of no more than thirty-three percent (33%) of the number of users at the start of the ramp-down period for the three (3) months following the notice.

All references to minimum Commitments in the Agreement shall be deleted.

4. SUBSECTION 1.1 OF SCHEDULE B Schedule B is hereby amended by deleting everything after the first paragraph of Section 1.1 of Schedule B in its entirety and replacing it with the following:

     The Per Subscriber pricing for a specific month shall be related to the number of subscribers that connected during that month with a Per Subscriber ID as set forth in the following table:

         ALL MARKETS PER SUBSCRIBER RATE
                                    PRICE PER
         SUBSCRIBERS                SUBSCRIBER
         -------------------------------------
         0-20,000                      **

         20,001-80,000                 **

         80,001-130,000                **

         130,001-400,000+              **

         ZipLink will apply a $** credit to any payments to be made by WNI for each month where the cumulative number of Per Subscriber subscribers for the prior month exceeds **. The applicable base charges above are to be applied to all subscribers irrespective of the rate that was applied to each group of subscribers in any prior period. For example, if the number of subscribers reaches the level of a particular pricing tier, then that applicable base charge shall apply to the entire customer base.


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
5. PER HOUR PRICING PLAN. Schedule B, Section 1.2, PER HOUR PRICING PLAN, is hereby amended by deleting everything after the first paragraph in Schedule B,
Section 1.2 in their entirety and replacing it with the following:

     WNI would then be invoiced an amount equal to this number of hours multiplied by a price per hour as set forth in the table below.

         HOURLY SCHEDULE
         -----------------------------------     -------------------------------
               Cumulative Hours                      Applicable Hourly Fee for
         Of Usage by End Users in United              United States and Canada
              States and Canada
         -----------------------------------     -------------------------------
         0 - 999,999                                           **

         -----------------------------------     -------------------------------
         1,000,000 - 1,999,999                                 **
         -----------------------------------     -------------------------------

         2,000,000 - 2,999,999                                 **
         -----------------------------------     -------------------------------

         3,000,000 - 3,499,999                                 **
         -----------------------------------     -------------------------------

         3,500,000 - 4,499,999                                 **
         -----------------------------------     -------------------------------
         4,500,000 - 5,999,999                                 **
         -----------------------------------     -------------------------------
         6,000,000 - 8,999,999                                 **
         -----------------------------------     -------------------------------
         9,000,000 and up                                      **
         -----------------------------------     -------------------------------

     The applicable hourly fees shall be determined by the cumulative monthly usage hours including hours accrued for flat rate subscribers, although WNI shall not pay for the hours used by subscribers with a Per Subscriber ID.

6. OFF PEAK MAINTENANCE UTILIZATION. Schedule B is hereby amended by adding a new Section 1.3, OFF PEAK MAINTENANCE UTILIZATION, as follows:

     During the hours of 2:00am through 7:00am (according to the time zone of the relevant Subscriber), WNI shall be permitted to utilize the Dialup Network Service for maintenance purposes free of additional charge for a maximum amount per month of ** hours. Any additional hours per month shall be subject to the Per Hour Pricing Plan set forth above.


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7. RATE REVIEW. Schedule B is hereby amended by adding a new Section 1.4, RATE
REVIEW, as follows:

     Every six months from the Effective Date at WNI's written request, the parties shall review the pricing offered under this Agreement. The review will be to determine whether the rates and rate-related terms and conditions herein, are commercially competitive with the rates offered by other service providers for similar socio-economic areas. The parties will negotiate in good faith to determine new pricing, taking into consideration such factors as stated service term, traffic volume, total revenue, traffic statistics, monitoring conditions, qualifying conditions, services purchased and any bona fide competitive offers for the same or similar areas offered to WNI by third parties. If the parties can not agree in good faith upon new pricing within thirty (30) days and execute a written amendment to this Agreement within a total of sixty (60) days of WNI's original request, WNI shall upon written notice to ZipLink,
     (1) elect to reduce its projected forecast for subsequent periods without change in pricing or (2) terminate the Agreement immediately and ramp-down usage at a rate per month of no more than thirty-three percent (33%) of the number of users at the start of the ramp-down period for the three (3) months following the notice.

8. BUSINESS DOWNTURN. Schedule B is hereby amended by adding a new Section 1.5, BUSINESS DOWNTURN, as follows:

     In the event of a business downturn, corporate divestiture, merger or significant restructuring or reorganization of WNI which significantly reduces the volume of network services required by WNI, WNI shall notify ZipLink in writing of such event. WNI and ZipLink will use best efforts and negotiate in good faith to reduce the pricing of this Agreement. In the event that the parties are unable to reach mutual agreement within thirty
     (30) days of WNI's written notice and a written agreement within sixty (60) days of such notice, then WNI shall terminate the Agreement immediately upon written notice to ZipLink and ramp-down usage at a rate of no more than thirty-three percent (33%) per month for the three (3) months following the notice.

All of the other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have set their hands and seals as to the date first above recited.

WEBTV NETWORKS, INC.                ZIPLINK, INC.

By:                                 By: /s/ Christopher Jenkins
   -------------------------            -----------------------
                                        Christopher Jenkins

Its:                                    Its: President
    ------------------------


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